UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3427	36-2058176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9336 Civic Center Drive		90210
Beverly Hills, CA		(Zip Code)
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (310) 278-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2007, Hilton Hotels Corporation (“Hilton”) and The Bank of New York Trust Company, N.A., as trustee, entered into the Supplemental Indenture, dated as of September 25, 2007 (the “Supplemental Indenture”), to the Indenture dated as of April 15, 1997 (as amended and supplemented to September 25, 2007, the “Indenture”). The Supplemental Indenture was entered into in connection with Hilton’s previously announced tender offers and consent solicitations (the “Consented Offers”) with respect to its outstanding 7.625% Notes due 2008, 7.200% Notes due 2009, 8.250% Notes due 2011, 7.625% Notes due 2012 and 7.500% Notes due 2017 (collectively, the “Consented Securities”) commenced on September 12, 2007. As part of the Consented Offers, Hilton sought and received the requisite consents from holders of each series of the Consented Securities for certain amendments (the “Amendments”) relating to the Consented Securities and the Indenture (as it relates to the Consented Securities). The Amendments to the Indenture and the Consented Securities will eliminate substantially all of the restrictive covenants contained in the Consented Securities, the Indenture (as it relates to the Consented Securities) and the related officers’ certificates and eliminate certain events of default, modify or eliminate covenants regarding consolidations, mergers and sale of assets and company reports and modify or eliminate certain other provisions, including, without limitation, certain provisions relating to defeasance contained in the Consented Securities, the Indenture (as it relates to the Consented Securities) and the related officers’ certificates.

The Amendments to the Indenture and the Consented Securities became effective upon the execution of the Supplemental Indenture and will become operative immediately prior to the acceptance for payment of such Consented Securities pursuant to the Consented Offers.

The Supplemental Indenture does not modify the terms of the Indenture as it relates to Hilton’s 7.430% Chilean Inflation-Indexed (UF) Notes due 2009 (the “CLP Notes”) and 8.000% Quarterly Interest Bonds due 2031 (the “Bonds” and together with the CLP Notes and the Consented Securities, the “Securities”), the consent payment deadline applicable to which has been extended to 5:00 p.m., New York City time, on October 1, 2007, unless extended or earlier terminated.

The tender offers and consent solicitations relating to the Securities are made upon the terms and conditions set forth in Hilton’s Offer to Purchase dated September 12, 2007 (the “Offer to Purchase”) and the Letter of Transmittal, as amended by the press release issued by Hilton on September 25, 2007 announcing the receipt of the requisite consents from holders of each series of the Consented Securities to adopt the Amendments contained in the Supplemental Indenture. This press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The tender offers and consent solicitations relating to the Securities are subject to the satisfaction of certain conditions, including the acquisition of Hilton by BH Hotels LLC, an entity controlled by investment funds affiliated with The Blackstone Group L.P., having occurred, or such acquisition occurring substantially concurrent with the expiration of the tender offers. Further details about the terms and conditions of the tender offers and the consent solicitations are set forth in the Offer to Purchase.

Item 3.03	Material Modification to Rights of Security Holders

See the description under Item 1.01, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated September 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON HOTELS CORPORATION

Date: September 26, 2007
	By:	/S/ MADELEINE A. KLEINER
Name: Madeleine A. Kleiner Title: Executive Vice President and General Counsel